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                            COLEMAN NATURAL PRODUCTS, INC.

                            EXECUTIVE EMPLOYMENT AGREEMENT


    This Employment Agreement is made as of the 1st day of July, 1996, by and between Coleman Natural Products, Inc., a Delaware corporation (the "Company"), and Lee N. Arst, an individual currently residing at 2276 Afton Lane, Evergreen, Colorado 80439 ("Employee").

                                       RECITALS

    WHEREAS, the Company is desirous of retaining Employee in the position of Chief Executive Officer and President on the terms and conditions, and for the consideration, hereinafter set forth, and

    WHEREAS, Employee is desirous of continuing to perform services for the Company as its Chief Executive Officer and President on such terms and conditions and for such consideration.

                                      AGREEMENT

    NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the Company and Employee agree as follows:

    1. EMPLOYMENT. Employee is employed as the Company's Chief Executive Officer and President, and Employee agrees to continue in such position, and to perform the duties and services appertaining to such position and such other duties as may be assigned to Employee from time to time by the Board of Directors of the Company.

    2. NO OTHER EMPLOYMENT. Employee agrees, during the term of his employment by the Company, to devote his entire time, energy and best efforts to the business and affairs of the Company and not to engage, directly or indirectly, in any other business or businesses, whether or not similar to that of the Company, except with the consent of the Board of Directors. The foregoing notwithstanding, the parties recognize and agree that Employee may engage in passive personal investments and other business activities that do not conflict with the business and affairs of the Company or interfere unreasonably with Employee's performance of his duties hereunder.

    3. TERM. The term of this Agreement shall commence as of July 1, 1996 and continue for two (2) years therefrom (the "Term"), and shall be automatically renewed for successive one year periods after the Term unless the Company or Employee gives written notice to the other party at least sixty (60) days prior to the end of the Term, or any one year extension thereof, that this Agreement (but not Employee's employment, unless the notice specifically


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states otherwise) shall terminate at the end of the Term or such extension period; provided, however, that the Company may terminate Employee's employment, with or without Cause (as defined herein), at any time upon fourteen (14) days written notice to Employee.

    4. (a) PAYMENTS FOR AGREEMENT NOT TO COMPETE AND OTHER SERVICES TO BE PERFORMED. The following payments are in consideration of Employee's covenants and agreements set forth in Sections 4(e) and (f), below. If Employee is terminated by the Company for any reason (including a Constructive Termination, as defined below) other than for Cause (as defined below), the Company shall continue to pay to Employee on each regularly scheduled payday during the period ending on the second anniversary of the date of termination, his then current base salary, pro-rated on the basis of the number of regular paydays in each one year period, and shall, for the same period, pay and maintain for Employee's benefit Employee's participation and/or rights under the Company's health, life and disability insurance plans and provide the same benefits to Employee as if he could still participate under its 401(k) or similar retirement plan, and any other benefits then in effect. If, at the end of such two (2) year period Employee is unable to obtain group health insurance, then the expiration of the two year period shall be deemed a qualifying event for purposes of Employee's rights to continuation of any benefits pursuant to federal or state
laws and regulations, including COBRA.   Moreover, to the extent not accelerated
pursuant to the terms of the Company's Amended and Restated Stock Option Plan, all outstanding options held by Employee as of the date of this Agreement under the Company's Stock Option Plan shall immediately, with no further action by the Company or Employee, be fully exercisable; provided that this sentence shall only be effective if, as of the date of such termination, the Company has closed an initial public offering of its Common Stock pursuant to a registration statement filed with and declared effective by the Securities an Exchange Commission. Finally, in the event of any termination to which this Section 4(a) applies, and notwithstanding any terms to the contrary in any incentive or bonus plan which the Company may adopt from time to time, Employee shall also receive a lump sum payment, within ten (10) business days of the date of termination, equal to the dollar amount of the bonus Employee was paid in the prior fiscal year multiplied by the fraction with a numerator equal to the number of weeks which have passed as of the date of termination in the Company's then current fiscal year and a denominator equal to 52.

         (b) TERMINATION FOR CAUSE. If Employee's employment is terminated for Cause (as defined below), the Company shall not be obligated to pay Employee any amounts except salary for work previously performed. Employee shall be eligible to continuation of any benefits pursuant to federal or state laws and regulations, including COBRA.

         (c) TERMINATION BY EMPLOYEE. If Employee terminates his employment (other than a Constructive Termination, as defined below), no compensation or payments will be made other than those to which Employee would be entitled by law or under terms of the Company's benefit plans in effect at the time of termination.

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         (d)  TERMINATION UPON DEATH.  If Employee's employment is terminated as a result of his death, the Company shall have no obligations under this Agreement other than to provide Employee's spouse and/or estate the rights available to them by law or pursuant to the terms and conditions of the Company's benefit plans, including without limitation, the Company's Stock Option Plan and any and all health, life or other insurance policies.

         (e) COVENANT NOT TO COMPETE. Employee covenants and agrees that in consideration of, and during the period in which he is receiving payments under
Section 4(a), above, and during the period ending one (1) year following the date of his termination for any reason (including a voluntary termination by Employee), whichever is longer, he will not directly or indirectly (1) engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation, business or other entity that engages in a Restricted Business (as defined below) in a Restricted Territory (as defined below), or (2) solicit, encourage or take any other action which is intended to induce any other employee of the Company to terminate his or her employment with the Company, or (3) intentionally interfere with the contractual or employment relationship between the Company and any employee, consultant, supplier or customer of the Company.

         (f) SERVICES UPON CHANGE IN CONTROL. Employee agrees that, in the event his employment is terminated (including pursuant to a Constructive Termination) upon a Change in Control, he will make himself available to the Company to perform such services as may reasonably be requested from time to time by the Board of Directors in order to wind up the affairs of the Company and its stockholders following the Change in Control.

         (g) NO PAYMENTS UPON NEW EMPLOYMENT. In the event that Employee accepts full time employment during any period in which he is receiving compensation or benefits under this Section 4, the Company's obligation to pay such compensation or make available such benefits shall terminate effective the first day of full time employment; provided that, to the extent Employee is entitled to any such benefits pursuant to any state or federal law or regulation, the Company shall be obligated to make such benefits available as required by such law or regulation. Employee's obligations under Section 4(f), above, shall also terminate effective the first day of such full time employment.

    5.   DEFINITIONS.

    "Cause" shall mean Employee's (i) commission of a felony, (ii) act of fraud against, or the misappropriation of property belonging to the Company, (iii) knowing and intentional breach in any material respect of the terms of this Agreement or the Non-Disclosure Agreement between the Company and Employee, and the failure to cure such breach within ten (10) days of notice of such breach by the Company, (v) conviction of any crime involving moral turpitude, and (vi) illegal drug use.


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    "Change in Control" shall mean (1) any sale or issuance or related series of sales and/or issuances of the Company's capital stock by the Company or any holders of its stock (other than a public offering of the Company's securities) which results in any person or group of affiliated persons (other than the holders of the Company's capital stock as of the date of this Agreement) owning capital stock of the Company possessing the voting power to elect a majority of the Company's Board of Directors, (2) a sale or transfer of all or substantially all of the assets of the Company in any transaction or series of related transactions, and (3) any merger or consolidation to which the Company is a party, except for a merger in which the Company is the surviving corporation and, after giving effect to such merger, the holders of the Company's outstanding capital stock immediately prior to the merger shall own the Company's outstanding capital stock possessing the voting power to elect a majority of the Corporation's Board of Directors after such merger.

    "Constructive Termination" shall mean Employee's termination of his employment with the Company, including (with the exception of item (v), below), as a result of a Change in Control, due to (i) a reduction in his base salary,
(ii) a change in the location of employment to outside the metropolitan Denver area, (iii) a material decrease in benefits (other than a Company-wide decrease in benefits), (iv) a material decrease in Employee's responsibilities, or (v) a material decrease in Employee's title or reporting line. Notwithstanding the above, if Employee affirmatively votes as a member of the Board of Directors upon any matter or action (other than a Change in Control transaction), Employee may not use the existence of such matter or the occurrence of such action as a Constructive Termination event.

    "Disability" shall mean Employee's physical or mental incapacity or disability which renders him, in the reasonable judgment of the Board of Directors, unable to perform the services required of him under this Agreement for a period of 90 consecutive days or for 180 days or more during any twelve month period; provided that such Disability shall be subject to verification by a qualified physician if requested by Employee.

    "Restricted Business" shall mean the raising, production, marketing and sale of natural or organic meat products or any other business which the Company may enter into, or reasonably intend to enter into, from time to time during Employee's employment with the Company.

    "Restricted Territory" shall mean the countries, cities or states of the United States, each country (or political subdivision thereof) in Europe, South America, Central America, Canada, Japan, Australia, New Zealand, South Korea and Taiwan.

    6.   COMPENSATION AND BENEFITS; EXCESS PARACHUTE PAYMENTS.

         (a) Employee shall receive a base salary at the annual rate of $200,000, payable bi-monthly in accordance with the customary practices of the Company. The Board of Directors of the Company will evaluate such salary periodically, and may, in its sole discretion,

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increase such base salary at any time.  During the term of this Agreement,
Employee shall have the right to participate in any bonus plan, retirement plan, profit sharing plan, option or other equity plan, qualified retirement plan, group life insurance plan, health or accident insurance and any other employee benefit that may be in effect or hereafter adopted for the benefit of all of the Company's employees or all of its management employees. With respect to any bonus plan adopted by the Company, Employee shall have the right to payment of his bonus under such plan in cash and/or shares of the Company's Common Stock, with shares of stock being valued for purposes of such payment at the average of the closing bid and ask price per share of Common Stock of the Company on the date preceding the date such bonus is paid, as reported by the NASDAQ National Market, or if such stock is not listed on the NASDAQ National Market, as reported on the over-the-counter market, or if such stock is not listed or reported, at the fair market value determined by the Board of Directors. Additionally, the Company agrees to purchase and maintain for Employee's benefit during the term of this Agreement and for any period during which benefits are being maintained by the Company under Section 4(a), above, supplemental long term disability insurance for the maximum amount for which Employee is able to obtain coverage, and such long term disability insurance shall be, by its terms, transferable without additional cost or expense, and no increase in premium, to Employee at the end of such benefit coverage period. Finally, Employee shall be eligible to take up to four weeks of vacation per year.

         (b) Notwithstanding anything to the contrary herein, if the aggregate amounts payable pursuant to Section 4(a) hereof (including the acceleration of previously unvested options) would cause any payment under such Section 4(a) to be subject to an excise tax as an "excess parachute payment" under Section 4999 of the Internal Revenue Code, such aggregate amounts payable hereunder shall be reduced, if necessary, to maximize Employee's net payments under Section 4(a) (after taking into account the excise tax payments under Section 4999). The Company agrees to reimburse Employee for any fees and expenses he may incur in receiving tax advice and assistance (legal or accounting) in connection with excess parachute payment issue caused by the terms of this Agreement, up to an aggregate of $25,000. Nothing herein shall prevent the Company from obtaining its own tax counsel and advice relating to the same matter, but Employee shall not be required to rely upon, or to otherwise be dependent upon the Company's retention of such advice, and the $25,000 amount provided for herein shall not include any additional amounts which the Company may expend.

    7. CONFIDENTIALITY AGREEMENT. As a condition to entering into this Agreement, the Company and the Employee shall enter into an agreement regarding confidentiality, inventions and discoveries, substantially in the form of the Company's standard non-disclosure agreement.

    8.   MISCELLANEOUS.

         (a) NOTICES. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly

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given when personally delivered, when delivered by express
courier, or three days after deposit in the U.S. Mail, postage prepaid, addressed as follows:

    If to the Company:            Coleman Natural Products, Inc.
                                  5140 Race Court
                                  Denver, Colorado 80216
                                  Attn:  Vice President-Finance

    If to Employee:               Lee N. Arst
                                  2276 Afton Lane
                                  Evergreen, Colorado 80439

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         (b) APPLICABLE LAW. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Colorado.

         (c) NO WAIVER. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

         (d) SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

         (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         (f) HEADINGS. The paragraph headings have been inserted for purposes of convenience only and shall not be used for interpretive purposes.

         (g) ASSIGNMENT. This Agreement, and the rights and obligations of the parties hereunder, are personal and neither this Agreement, nor any right, benefit or obligation of Employee or the Company may be assigned or transferred in any manner (except by operation of law in connection with a Change of Control transaction) by Employee or the Company; provided that, in connection with any Change in Control which is a sale of all or substantially all of the Company's assets, if Employee accepts employment with the company acquiring such assets, the Company's obligations hereunder shall terminate and the Company shall transfer

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this Agreement to the acquiring entity in connection with any sale of assets, and the acquiring company shall assume all the Company's obligations hereunder.

         (h) ENTIRE AGREEMENT; AMENDMENT. This Agreement and the agreements and plans referenced herein, constitute the entire agreement of the parties with regard to the subject matter hereof. Any amendment or modification of this Agreement will be effective only if it is in writing and signed by both parties hereto.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

                             COLEMAN NATURAL PRODUCTS, INC.



                             By:  /s/  Richard P. Dutkiewicz
                                -----------------------------
                             Its: Vice President-Finance


                             EMPLOYEE:


                              /s/  Lee N. Arst
                             --------------------------------
                             Name Printed: Lee N. Arst




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